CNX MIDSTREAM PARTNERS LP
2014 LONG-TERM INCENTIVE PLAN

PHANTOM UNIT AWARD AGREEMENT

This Phantom Unit Award Agreement set forth below (this “Agreement”) is dated as of the grant date (the “Grant Date”) set forth on Exhibit A and is between CNX Midstream Partners LP (formerly known as CONE Midstream Partners LP), a Delaware limited partnership (the “Partnership”), CNX Midstream GP LLC (formerly known as CONE Midstream GP LLC), a Delaware limited liability company (the “Company”), and the individual to whom the Board has made this Award and whose name is set forth on Exhibit A (the “Participant”).

The Company has established the CONE Midstream Partners LP 2014 Long-Term Incentive Plan (the “Plan”), to promote the interests of the Partnership and the Company by providing incentive compensation awards denominated in or based on Units to certain eligible persons to encourage superior performance, and enhance the ability of the of the Partnership, the Company and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership, the Company and their Affiliates and encourage them to devote their best efforts to advancing the business of the Partnership, the Company and their Affiliates. Unless the context otherwise requires, all capitalized terms not otherwise defined in this Agreement have the same meaning given such capitalized terms in the Plan.

Pursuant to the provisions of the Plan, the Board has full power and authority to direct the execution and delivery of this Agreement in the name and on behalf of the Company, and has authorized the execution and delivery of this Agreement.

1.Phantom Unit Award. Subject to and pursuant to all terms and conditions stated in this Agreement and in the Plan, as of the Grant Date, the Company hereby grants an Award to the Participant in the form of the number of Phantom Units set forth on Exhibit A (the “Phantom Units”). Each Phantom Unit awarded under this Agreement shall represent a contingent right to receive one Unit following the vesting date of such Phantom Unit as described on Exhibit A (each such vesting date, a “Vesting Date”). Notwithstanding, Phantom Units as initially awarded have no independent economic value, but rather are mere units of measurement used for purposes of calculating the value of any benefits to be paid under this Agreement.

2.Issuance and Distribution.
2.1Subject to the terms and conditions of this Agreement, and except as otherwise provided in Section 2.2 or Section 4, Phantom Units will be settled and paid in Units issued to the Participant (to the extent not previously settled) on the applicable Vesting Date, or if the applicable Vesting Date is not a business day, on the immediately following business day, or as soon as reasonably practicable but in no event later than 60 days following such date, subject to the Participant’s satisfaction of all applicable income and employment withholding taxes.

2.2Notwithstanding any other provision of this Agreement, in the event of a Change in Control, as defined in Section 2 of the Plan, the Phantom Units (to the extent not previously vested or forfeited) will be deemed to have vested, and will be settled, on the closing date of the Change in Control transaction (the “CiC Payment Date”).

2.3The Participant is required to hold, and not sell, transfer or otherwise dispose of fifty percent (50%) of the Units issued to the Participant following the vesting of the Phantom Units (after accounting for the payment of any related taxes in connection with the vesting of the Phantom Units) until the earlier of (i) ten (10) years from the Grant Date; or (ii) the Participant’s attainment of age sixty-two (62).1

3.Dividends. Each Phantom Unit granted under this Agreement is hereby granted in tandem with a corresponding DER, which shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the related Phantom Unit, and which shall be subject to all of the terms and conditions contained in this Agreement and the Plan. Each vested DER shall entitle the Participant to receive additional Phantom Units, subject to and in accordance with this Agreement, having a value equal to any distributions made by the Partnership following the Grant Date in respect of the Unit underlying the Phantom Unit to which such DER relates. All such DERs shall be credited to Participant and be deemed reinvested in additional Phantom Units as of the date of payment of any such distributions based on the Fair Market Value of a Unit on such date. Each additional Phantom Unit which results from such deemed reinvestment of DERs granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions which apply to the underlying Phantom Unit to which such additional Phantom Unit relates. The DER corresponding to a Phantom Unit shall expire upon the settlement of that Phantom Unit. Similarly, upon the forfeiture of a Phantom Unit, the DER with respect to such forfeited Phantom Unit shall also be forfeited without payment of consideration.

4.Change in Participant’s Status. In the event the Participant’s Service is terminated (i) on account of death or Disability (and, for the avoidance of doubt, the Participant shall have a termination from Service upon the Participant’s becoming Disabled), or (ii) by action taken by the Company (including any Affiliate) without Cause and after a decision by the Board2, in its sole and absolute discretion, that such termination of Service without Cause qualifies for special vesting treatment hereunder (a “Qualifying Separation from Service without Cause”), prior to any Vesting Date or the CiC Payment Date, as applicable, the Participant shall vest in any unvested Phantom Units (to the extent not previously forfeited) and receive payment therefore on the date of such termination of Service (or as soon as reasonably practicable thereafter, but in no event later than 60 days after such termination of Service). In the event the Participant’s Service is terminated for any other reason, including, but not limited to, by the Participant voluntarily, or by the Company, the Partnership or any of their Affiliates with Cause or without Cause (other than in connection with a Qualifying Separation from Service without Cause), prior to any Vesting Date or the CiC Payment Date, as applicable, the unvested Phantom Units awarded to the Participant shall be cancelled and forfeited, without payment by the Company, the Partnership or any of their Affiliates; provided that in the event the Participant’s Service is terminated by action taken by the Company, the Partnership or any of their Affiliates with Cause, any vested Phantom Units that are held by the Participant shall also be forfeited (with any Units issued thereunder returned to the Company) and, to the extent that the Participant has sold any of his or her Units issued under the Award within the six (6)-month period ending with the date of the Participant’s date of termination of Service for Cause or at any time thereafter, the Participant will be required to repay to the Company, within ten (10) days after receipt of written demand from the Company or the Partnership, the cash proceeds that the Participant received upon each such sale, provided such demand is made by the Company or the Partnership within one year after the date of that sale. Any payments due a deceased Participant may be transferred pursuant to the provisions of his or her will or the laws of inheritance following the Participant’s death.

5.Cash Settlement. Notwithstanding anything herein to the contrary, in lieu of Units, the Board may elect in its discretion to pay some or all of the Phantom Units in cash in an amount equal to the Fair Market Value of the Units that would otherwise be distributed pursuant to this Agreement.

6.Tax Consequences/Withholding.
6.1It is intended that the Participant shall have merely an unfunded, unsecured promise to be paid a benefit, and such unfunded promise shall not consist of a transfer of “property” within the meaning of Code Section 83.

6.2Participant acknowledges that any income for federal, state, local or foreign tax purposes, including payroll taxes, that the Participant is required to recognize on account of the vesting of the Phantom Units and/or issuance of the Units under this Award to the Participant shall be subject to withholding of tax by the Company. The Participant must pay all applicable taxes when due. The Company will automatically withhold from the total number of Units deliverable to the Participant upon the applicable payment date, the number of Units having a Fair Market Value equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates in accordance with the terms of the Plan. In the event of any remaining tax balance, the Participant will be required to deliver a check for that amount payable to the Company before the Units are deposited into Participant’s plan account.

6.3This Agreement is intended to comply with, or be excepted from coverage under, Section 409A and the regulations promulgated thereunder and shall be administered, interpreted and construed accordingly. Notwithstanding any provision of this Agreement to the contrary, if any benefit provided under this Agreement is subject to the provisions of Section 409A and the regulations issued thereunder (and not excepted therefrom), the provisions of the Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A (or disregarded to the extent such provision cannot be so administered, interpreted, or construed). Notwithstanding, Section 409A may impose upon the Participant certain taxes or other charges for which the Participant is and shall remain solely responsible, and nothing contained in this Agreement or the Plan shall be construed to obligate any member of the Board, the Company, the Partnership or any of their Affiliates (or their employees, officers or directors) for any such taxes or other charges.

6.4None of the Board, the Company, the Partnership nor any Affiliate of any of the foregoing has made any warranty or representation to Participant with respect to the tax consequences of the issuance, holding, vesting, payment, settlement or other occurrence with respect to the Phantom Units, the DERs, the Units or the transactions contemplated by this Agreement, and the Participant represents that he or she is in no manner relying on such entities or their representatives for tax advice or an assessment of such tax consequences. The Participant understands that the Participant may suffer adverse tax consequences in connection with the Phantom Units and DERs granted pursuant to this Agreement. The Participant represents that the Participant has consulted with his or her tax consultants that the Participant deems advisable in connection with the Phantom Units and DERs.

7.Non-Competition.
7.1The Participant hereby agrees that this Section 7 is reasonable and necessary in order to protect the legitimate business interests and goodwill of the Company, the Partnership and their Affiliates, including the Company’s, the Partnership’s and their Affiliates’ trade secrets, valuable confidential business and professional information, substantial relationships with prospective and existing customers and clients, and specialized training provided to the Participant and other employees of the Company, the Partnership and their Affiliates. The Participant acknowledges and recognizes the highly competitive nature of the business of the Company, the Partnership and their Affiliates and accordingly agrees that during the term of Participant’s employment and for a period of two (2) years3 after the termination thereof (the “Restriction Period”):

a.The Participant will not directly or indirectly engage in any business substantially similar to any line of business conducted by the Company, the Partnership or any of their Affiliates, including, but not limited to, where such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or sales representative, in any geographic region in which the Company, the Partnership or any of their Affiliates conducted business;

b.The Participant will not contact, solicit, perform services for, or accept business from any customer or prospective customer of the Company, the Partnership or any of their Affiliates;

c.The Participant will not directly or indirectly induce any employee of the Company, the Partnership or any of their Affiliates to: (1) engage in any activity or conduct which is prohibited pursuant to subparagraph 7.1(a); or (2) terminate such employee’s employment with the Company, the Partnership or any of their Affiliates. Moreover, the Participant will not directly or indirectly employ or offer employment (in connection with any business substantially similar to any line of business conducted by the Company, the Partnership or any of their Affiliates) to any person who was employed by the Company, the Partnership or any of their Affiliates unless such person shall have ceased to be employed by the Company, the Partnership or any of their Affiliates for a period of at least 12 months; and

d.The Participant will not directly or indirectly assist others in engaging in any of the activities, which are prohibited under subparagraphs (a) — (c) above.

Notwithstanding the foregoing, if the Restriction Period set forth herein is shorter in duration following the Participant’s termination of employment with the Company, the Partnership and their Affiliates than in any other prior Award Agreement, the Restriction Period set forth herein shall be the Restriction Period for all such prior Award Agreements and related Awards. Similarly, if the Restriction Period is longer in this Agreement than in prior Award Agreements, the Restriction Period set forth in such prior Award Agreements and related Awards shall be amended hereby and have the same applicable Restriction Period following Participant’s termination of employment with the Company, the Partnership and their Affiliates as set forth herein (and the Participant shall be deemed to have consented to such amendment by executing this Agreement).

7.2It is expressly understood and agreed that although the Participant, the Company and the Partnership consider the restrictions contained in this Section 7 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Participant, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable against such Participant. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein. The restrictive covenants set forth in this Section 7 shall be extended by any amount of time that the Participant is in breach of such covenants, such that the Company and the Partnership receive the full benefit of the time duration set forth above.

8.Confidential Information and Trade Secrets. The Participant, the Company and the Partnership agree that certain materials, including, but not limited to, information, data and other materials relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company, the Partnership and their Affiliates, constitute proprietary confidential information and trade secrets. Accordingly, the Participant will not at any time during or after the Participant’s employment with the Company or the Partnership (including their Affiliates) disclose or use for such Participant’s own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company, the Partnership and any of their Affiliates, any proprietary confidential information or trade secrets, provided that the foregoing shall not apply to information which is not unique to the Company, the Partnership or any of their Affiliates or which is generally known to the industry or the public other than as a result of such Participant’s breach of this covenant. The Participant agrees that upon termination of employment with the Company or the Partnership (including any of their Affiliates) for any reason, the Participant will immediately return to the Company all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, which in any way relate to the business of the Company, the Partnership and their Affiliates, except that the Participant may retain personal notes, notebooks and diaries. The Participant further agrees that the Participant will not retain or use for the Participant’s own account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company, the Partnership or any of their Affiliates.

Notwithstanding anything contained herein to the contrary, this Agreement shall not prohibit disclosure of proprietary confidential information if (i) it is required by law or by a court of competent jurisdiction or (ii) it is in connection with any judicial, arbitration, dispute resolution or other legal proceeding in which your legal rights and obligations as an employee or under this Agreement are at issue; provided, however, that the Participant shall, to the extent practicable and lawful in any such event, give prior notice to the Company of the Participant’s intent to disclose proprietary confidential information so as to allow the Company an opportunity (which the Participant shall not oppose) to obtain such protective orders or similar relief with respect thereto as may be deemed appropriate.

Notwithstanding the foregoing, nothing in this Agreement is intended to restrict, prohibit, impede or interfere with the Participant providing information to, or from reporting possible violations of law or regulation to, any governmental agency or entity, from participating in investigations, testifying in proceedings regarding the Company’s or the Partnership’s past or future conduct, or from making other disclosures that are protected under state or federal law or regulation, engaging in any future activities protected under statutes administered by any government agency (including but not limited, to the Department of Justice, the SEC, the Congress, and any agency Inspector General), or from receiving and retaining a monetary award from a government-administered whistleblower award program for providing information directly to a government-administered whistleblower award program. The Participant does not need the prior authorization of the Company or the Partnership to make such reports or disclosures. The Participant is not required to notify the Company or the Partnership that he or she has made any such reports or disclosures. The Company and the Partnership nonetheless assert, and do not waive, their attorney-client privilege over any information appropriately protected by the privilege.

9.Remedies/Forfeiture.
9.1The Participant acknowledges that a violation or attempted violation on the Participant’s part of Sections 7 and/or 8 will cause irreparable damage to the Company, the Partnership and their Affiliates, and the Participant therefore agrees that the Company, the Partnership and their Affiliates shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such promises by the Participant or the Participant’s employees, partners or agents. The Participant agrees that such right to an injunction is cumulative, in addition to whatever other remedies the Company and the Partnership (including their Affiliates) may have under law or equity and to the Participant’s obligations to make timely payment to the Company as set forth in Section 9.2 of this Agreement. The Participant further acknowledges and agrees that the Participant’s Phantom Units (whether vested or unvested) shall be cancelled and forfeited (with any Units issued thereunder returned to the Company), without payment by the Company, if the Participant breaches any of his obligations set forth in Sections 7 and 8 herein.

9.2At any point after becoming aware of a breach of any obligation set forth in Sections 7 and 8 of this Agreement, the Company shall provide notice of such breach to the Participant. By agreeing to receive the Phantom Units pursuant to this Agreement, the Participant agrees that, to the extent the Participant has sold any of his or her Units issued under the Award, within ten (10) days after the date the Company provides such notice, the Participant shall pay to the Company in cash an amount equal to the cash proceeds that the Participant received upon each such sale that occurred after the date that was six (6) months prior to the date of the earliest breach, provided that such notice is provided by the Company or the Partnership within one year after the date of that sale. The Participant agrees that failure to make such timely payment to the Company constitutes an independent and material breach of the terms and conditions of this Agreement, for which the Company may seek recovery of the unpaid amount as liquidated damages, in addition to all other rights and remedies the Company may have resulting from the Participant’s breach of the obligations set forth in Sections 7 and/or 8. The Participant agrees that timely payment to the Company as set forth in this provision of this Agreement is reasonable and necessary because the compensatory damages that will result from breaches of Sections 7 and/or 8 cannot readily be ascertained. Further, the Participant agrees that timely payment to the Company as set forth in this provision of this Agreement is not a penalty, and it does not preclude the Company or the Partnership from seeking all other remedies that may be available to the Company, including without limitation those set forth in this Section 9.

10.Assignment/Nonassignment.
10.1The Company or the Partnership shall have the right to assign this Agreement, including without limitation Sections 7 and/or 8, and the Participant agrees to remain obligated by all provisions of this Agreement that are assigned to any successor, assign or surviving entity. Any successor to the Company or the Partnership is an intended third party beneficiary of this Agreement.

10.2The Phantom Units shall not be sold, pledged, assigned, alienated, hypothecated, or otherwise transferred or encumbered (a “Transfer”) in any manner, other than by will or the laws of descent and distribution. Any attempt by the Participant to Transfer the Phantom Units in violation of the terms of this Agreement shall render the Phantom Units null and void, and result in the immediate forfeiture of such Phantom Units, without payment by the Company or the Partnership.

10.3Sales of the Units issued to the Participant following the vesting of the Phantom Units will be subject to any market black-out periods the Company or the Partnership may impose from time to time and must be made in compliance with the Company’s or the Partnership’s insider trading policies and applicable securities laws.

11.Impact on Benefit Plans. Payments under this Agreement shall not be considered as earnings for purposes of the Company’s, the Partnership’s and/or their Affiliates’ qualified retirement plans or any other retirement or benefit plan unless specifically provided for therein. Nothing herein shall prevent the Company, the Partnership or any of their Affiliates from maintaining additional compensation plans and arrangements for its employees.

12.Distribution of Units. Unless otherwise determined by the Board or required by any applicable law, rule or regulation, neither the Company nor the Partnership shall deliver to the Participant certificates evidencing Units issued pursuant to this Agreement and instead such Units shall be recorded in the books of the Partnership (or, as applicable, its transfer agent or equity plan administrator). All certificates for Units issued pursuant to this Agreement and all Units issued pursuant to book entry procedures hereunder shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units are then listed, and any applicable federal or state laws, and the Company may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions. In addition to the terms and conditions provided herein, the Company may require that the Participant make such covenants, agreements, and representations as the Company, in its sole discretion, deems advisable in order to comply with any such laws, regulations, or requirements. No fractional Units shall be issued or delivered pursuant to the Phantom Units and the Board shall determine, in its discretion, whether cash, other securities, or other property shall be paid or transferred in lieu of fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

13.Lock-Up Agreement. The Participant shall agree, if so requested by the Company or the Partnership and any underwriter in connection with any public offering of securities of the Partnership or any Affiliate thereof, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Units held by him or her for such period, not to exceed 180 days following the effective date of the relevant registration statement filed under the Securities Act in connection with such public offering, as such underwriter shall specify reasonably and in good faith. The Company or the Partnership may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period. Notwithstanding the foregoing, the 180-day period may be extended in the discretion of the Company for up to such number of additional days as is deemed necessary by such underwriter or the Company or Partnership to continue coverage by research analysts in accordance with FINRA Rule 2711 or any successor or other applicable rule.

14.Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, any and all regulations and rules promulgated by the SEC thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Phantom Units and DERs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

15.Rights as a Unit Holder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a holder of Units in respect of any Units that may become deliverable hereunder unless and until certificates representing such Units shall have been issued or recorded in book entry form on the records of the Partnership or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant.

16.Successors; Adjustments. The obligation of the Company under this Agreement shall be binding upon the successors and assigns of the Company. The Participant acknowledges that the Phantom Units are subject to adjustment and forfeiture in certain events as provided in this Agreement and Sections 4(c) and 7(c) of the Plan.

17.Governing Law, Jurisdiction, and Venue.
17.1This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law.

17.2The Participant hereby irrevocably submits to the personal and exclusive jurisdiction of the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny County, Pennsylvania in any action or proceeding arising out of, or relating to, this Agreement (whether such action or proceeding arises under contract, tort, equity or otherwise). The Participant hereby irrevocably waives any objection which the Participant now or hereafter may have to the laying of venue or personal jurisdiction of any such action or proceeding brought in said courts.

17.3Jurisdiction over, and venue of, any such action or proceeding shall be exclusively vested in the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny County, Pennsylvania.

17.4Provided that the Company or the Partnership commences any such action or proceeding in the courts identified in Section 17.3, the Participant irrevocably waives the Participant’s right to object to or challenge the above selected forum on the basis of inconvenience or unfairness under 28 U.S.C. § 1404, 42 Pa. C.S. § 5322 or similar state or federal statutes. The Participant agrees to reimburse the Company or the Partnership, as applicable, for all of the attorneys’ fees and costs they incur to oppose the Participant’s efforts to challenge or object to litigation proceeding in the courts identified in Section 17.3 with respect to actions arising out of or relating to this Agreement (whether such actions arise under contract, tort, equity or otherwise).

18.Failure to Enforce Not a Waiver. The failure of the Company or the Partnership to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

19.Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

20.Funding. This Agreement is not funded and all amounts payable hereunder, if any, shall be paid from the general assets of the Company, the Partnership or one of their Affiliates, as applicable. No provision contained in this Agreement or the Plan and no action taken pursuant to the provisions of this Agreement or the Plan shall create a trust of any kind or require the Company or the Partnership to maintain or set aside any specific funds to pay benefits hereunder. To the extent the Participant acquires a right to receive payments from the Company or the Partnership under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company or the Partnership, as applicable.

21.Headings. The descriptive headings of the Sections of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

22.Awards Subject to Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

23.Amendment or Termination of this Agreement. This Agreement may be modified, amended, suspended or terminated by the Board at any time; provided, however, that no modification, amendment, suspension or termination of the Plan or this Agreement shall materially reduce the rights or benefits of the Participant under this Agreement without the consent of such Participant. Notwithstanding the foregoing or any provision of this Agreement to the contrary, the Company may, in its sole discretion and without the Participant’s consent, modify or amend the terms of the Agreement or a Phantom Unit award, or take any other action it deems necessary or advisable, to cause the Agreement to comply with Section 10D of the Exchange Act or Section 409A (or an exception thereto). Any modification, amendment, suspension or termination shall only be effective upon a writing issued by the Company or the Partnership, and the Participant shall not offer evidence of any purported oral modifications or amendments to vary or contradict the terms of this Agreement document.

24.Entire Agreement. Except as otherwise provided in this Agreement or in any other agreement between the Participant and the Company or the Partnership, this Agreement and the Plan are: (i) intended to be the final, complete, and exclusive statement of the terms of the agreement between the Participant, the Company and the Partnership with regard to the subject matter of this Agreement; (ii) supersede all other prior agreements, communications, and statements, whether written or oral, express or implied, pertaining to that subject matter; and (iii) may not be contradicted by evidence of any prior or contemporaneous statements or agreements, oral or written, and may not be explained or supplemented by evidence of consistent additional terms.

25.No Effect on Service. Nothing in this Agreement or in the Plan shall be construed as giving the Participant the right to be retained in the employ or service of the Company or any Affiliate thereof. Furthermore, the Company and its Affiliates may at any time dismiss the Participant from employment or consulting free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan, this Agreement or any other written agreement between the Participant and the Company or an Affiliate thereof.

26.Clawback. Notwithstanding any provisions in this Agreement to the contrary, any compensation, payments, or benefits provided hereunder (or amounts paid or payable pursuant to or with respect to the Award), whether in the form of cash or otherwise, shall be subject to the clawback provisions of Section 8(o) of the Plan, and shall be subject to recoupment and recapture to the extent necessary to comply with the requirements of any Company- or Partnership-adopted policy and/or laws or regulations, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Exchange Act, Section 304 of the Sarbanes Oxley Act of 2002, the New York Stock Exchange Listed Company Manual or any rules or regulations promulgated thereunder with respect to such laws, regulations and/or securities exchange listing requirements, as may be in effect from time to time, and which may operate to create additional rights for the Company or the Partnership with respect to this grant and recovery of amounts relating thereto. By accepting this grant of Phantom Units, the Participant agrees and acknowledges that he or she is obligated to cooperate with, and provide any and all assistance necessary to, the Company and the Partnership to recover, recoup or recapture this grant of Phantom Units or amounts paid under the Plan pursuant to such law, government regulation, stock exchange listing requirement or Company or Partnership policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover, recoup or recapture this grant of Phantom Units or amounts paid under the Plan from a Participant’s accounts, or pending or future compensation or other grants.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year indicated below. This Agreement may be executed in more than one counterpart, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

PARTICIPANT

Dated:
[_____________]

CNX MIDSTREAM PARTNERS LP
By: CNX Midstream GP LLC
(its General Partner)

	Name:	[_____________]
	Title:	[_____________]

Any failure of the Participant to sign and return this Agreement to the HR Department within 60 days of the Grant Date will result in revocation of this Phantom Unit Award and all provisions of this Agreement will expire and will be canceled and forfeited.

Exhibit A

Participant: [_____________]

Grant Date: [_____________]

Number of Phantom Units Subject to Award: [_________]

Vesting Schedule: Except as otherwise provided in the Agreement, three (3) successive equal annual installments upon the Participant’s completion of each year of continuous Service with the Company, the Partnership and any of their Affiliates over the three (3)-year period measured from the Grant Date.

1 This provision is only applicable for VP and above forms.
2 The CEO, rather than the Board, has this discretion for non-Section 16 employees.
3 This section is solely for VP and above; provided, however, that certain employees may, upon CEO discretion, have to comply with a one-year or six-month non-compete.